                              FALCON PRODUCTS, INC.
                             NON-EMPLOYEE DIRECTORS'
                           DEFERRED COMPENSATION PLAN

                                   SECTION 1
                                   PURPOSES

      The purpose of the Falcon Products, Inc. Non-Employee Directors' Deferred Compensation Plan (the "Plan") is to help align the common interest of directors and stockholders in enhancing the value of the Common Stock of Falcon Products, Inc. The plan allows each member of the Board of Directors of Falcon Products, Inc. (the "Company") who is not an employee of the Company or its affiliates or subsidiaries ("Non-Employee Director") to elect to defer payment of any retainer, committee chair and/or meeting fees ("Fees") payable as compensation for service as a director and thus attract and retain well-qualified individuals to serve as Non-Employee Directors. A Non-Employee Director's interest under the Plan shall be expressed in stock units (the "Stock Units") equivalent to shares of the Company's $.02 par value common stock ("Stock"). The Plan may be adopted by any affiliate or subsidiary of the Company with the consent of the Company. (Any such affiliate or subsidiary that adopts this Plan is herein referred to as a "Participating Affiliate".)

                                   SECTION 2
                                     TERM

      The Plan shall be effective as of January 1, 1998 (the "Effective Date"), and shall remain in effect until terminated by the Board of Directors of the Company ("Board"); provided, however, that the issuance or conveyance of Stock under the Plan shall be conditioned upon the effectiveness of a registration statement covering the Stock Units and the underlying Stock.

                                   SECTION 3
                        ELIGIBILITY FOR PARTICIPATION

      Each individual who is a member of the Board of the Company or the Board of Directors of a Participating Affiliate and who is not an employee of the Company or any affiliate or subsidiary of the Company shall be eligible to participate in the Plan. Each Non-Employee Director may elect, in accordance with Section 4.1 of the Plan, to defer the receipt of all or any portion of any Fees payable by the Company or Participating Affiliate for services on the Board of Directors of the Company or such Participating Affiliate.

                                   SECTION 4
                               DEFERRAL OF FEES

      4.1 DEFERRAL ELECTIONS. Commencing on the Effective Date of the Plan, each Non-Employee Director may elect to defer the receipt of all or any portion of Fees payable to such Non-Employee Director by executing and delivering to the Compensation Committee of the Board of the Company ("Committee") a written "Deferral Election" on a form provided by the Committee. The Deferral Election shall indicate the time and form of distribution with respect to Fees being deferred. Each Deferral Election is irrevocable and must be made on or before December 31 of the calendar year immediately preceding the calendar year during which the Fees will be earned; provided however: (i) each Non-Employee Director who is a member of the Board of the Company or an Affiliate as of the Effective Date must make a Deferral Election no later than January 31, 1998 with respect to Fees earned during the remainder of 1998 and for Fees earned during the subsequent calendar year; and (ii) a Non-Employee Director who first becomes eligible to participate in the Plan on or after July 1 of a calendar year must make a Deferral Election within 30 days of becoming eligible to participate in the Plan with respect to Fees earned during the remainder of that calendar year and for Fees earned during the subsequent calendar year. Anything contained herein to the contrary notwithstanding, a Non-Employee Director may not revoke, change or make a Deferral Election if such director has made an opposite-way election under any plan of the Company within the previous six months. A Deferral Election will continue in effect for subsequent calendar years unless changed or revoked by the Non-Employee Director on or before December 31 of the calendar year immediately preceding the calendar year for which such change or revocation is effective.

      4.2 CREDITING DEFERRAL AMOUNTS TO ACCOUNTS. Amounts deferred pursuant to Section 4.1 hereof shall be credited to a bookkeeping account maintained by the Company ("Stock Unit Account") as of the last day of the month in which such amounts would have been paid to the Non-Employee Director in cash as Fees. The number of Stock Units credited to the Stock Unit Account of a Non-Employee Director of the Company shall equal (i) one hundred twenty percent (120%) of the amount of Fees deferred, divided by (ii) the
                                                      ----------
Fair Market Value (as defined in Section 4.3 below) of a share of Stock on the last day of the month (or such other date as determined by the Committee but not earlier than the date such Non-Employee Director would have otherwise been paid such deferred amounts as Fees) in which such deferral amount would have been paid but for the Deferral Election pursuant to Section 4.1. Such calculation of Stock Units shall be carried to three decimal places.

      The Stock Unit Accounts maintained by the Company are for bookkeeping purposes only, and no cash or Stock shall actually be allocated to any Stock Unit Account established or maintained in the name of any Non-Employee Director under the Plan.

      4.3 FAIR MARKET VALUE OF STOCK. Fair Market Value of a share of Stock for all purposes under the Plan shall mean, for any particular date, the closing price per share of Stock on the New York Stock Exchange on the first business day prior to the date of reference on which trading occurred.

      4.4 NO VOTING RIGHTS. No Non-Employee Director shall have any voting rights with respect to any Stock Units in his Stock Unit Account.

                                   SECTION 5
                        ADDITIONS TO DEFERRED ACCOUNTS

      As of each dividend payment date with respect to shares of Stock, there shall be credited to each Non-Employee Director's Stock Unit Account an additional number of Stock Units equal to (i) the per-share dividend payable with respect to a share of Stock on such date, multiplied by (ii) the
                                               -------------
number of Stock Units held in the Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and, if the
                                                              ---
dividend is payable in cash or property other than shares of Stock, divided
                                                                    -------
by (iii) the Fair Market Value of a share of Stock on such business day.
--
For purposes of this Section 5, "dividend" shall include all dividends, whether normal or special, and whether payable in cash, Stock or other property. The calculation of additional Stock Units shall be carried to three decimal places.

                                   SECTION 6
                             VESTING OF ACCOUNTS

      All Stock Units credited to a Non-Employee Director's Stock Unit Account pursuant to this Plan shall be at all times fully vested and nonforfeitable.

                                   SECTION 7
                             PAYMENT OF ACCOUNTS

      7.1 TIME OF PAYMENT. Payment of the Stock Units to a Non-Employee Director shall commence in January of the year of payment specified by the Non-Employee Director in the Deferral Election; provided that (i) if the Non-Employee Director ceases to be a Non-

Employee Director solely because of the Non-Employee Director's disability, or
(ii) if the Non-Employee Director applies for a hardship withdrawal and the Committee in its sole discretion determines that a hardship exists, an immediate lump sum distribution of Stock shall be made to the Non-Employee Director in accordance with Section 7.3 below. A distribution on account of hardship may be in an amount equal to all or any portion of the Non-Employee Director's Stock Unit Account, as the Committee shall determine. In the event of the death of the Non-Employee Director before his or her Stock Unit Account has been fully distributed, the value of the Stock Unit Account shall be distributed to the Non-Employee Director's Beneficiary in accordance with Section 7.3 below as soon as practicable following the date of death of the Non-Employee Director.

      7.2 FORM OF DISTRIBUTION OF STOCK UNIT ACCOUNTS. Subject to the provisions of Section 7.1 hereof, distributions shall be made from the Stock Unit Account of a Non-Employee Director in whichever of the following methods the Non-Employee Director elects at the time of the Deferral
Election:

            (A)   One lump sum distribution; or

            (B)   Annual installments over a period not to exceed ten years.

      If all or any portion of a Non-Employee Director's Stock Unit Account is being distributed in installments, the portion of the account being held for future distribution shall continue to be credited with additional Stock Units for dividends as provided in Section 5 hereof.

      7.3 MANNER OF DISTRIBUTION OF STOCK UNIT ACCOUNTS. Any payments or distributions to which a Non-Employee Director (or his legal representative or Beneficiary, as the case may be) is entitled to under the Plan shall be paid in the form of whole shares of Stock and cash representing any fractional share of Stock.

           (A) LUMP SUM DISTRIBUTIONS. If a benefit is to be paid in the form of a lump sum distribution, such payment shall consist of a whole number of shares of Stock representing each whole Stock Unit credited to the Non-Employee Director's Stock Unit Account as of the date of distribution, and cash representing any fractional Stock Unit.

           (B) INSTALLMENT PAYMENTS. If a benefit is to be paid in installment payments, the number of shares of Stock to be distributed at each installment payment initially shall be determined by dividing the number of Stock Units credited to the Non-Employee's Stock Unit Account as of the initial date of distribution by the number of installment payments and rounding to the nearest number of whole Stock Units. Each subsequent payment shall be determined by dividing the number of Stock Units remaining in the Stock Unit Account by the number of installments remaining to be paid and rounding to the nearest number of whole Stock Units. Each installment payment shall consist of a whole number of shares of Stock representing each payable Stock Unit with the last installment payment consisting of whole number of shares of Stock representing each whole Stock Unit and cash representing any fractional Stock Unit.

           The Company shall issue and deliver to each Non-Employee Director (or his legal representative or Beneficiary) a stock certificate for shares of Stock equivalent representing payment of Stock Units as soon as practicable following the date on which the Stock Units, or any portion thereof, become payable.

                                   SECTION 8
                          SHARES SUBJECT TO THE PLAN

   The aggregate number of shares of Stock that may be subject to issuance or conveyance under the Plan shall not exceed 50,000, subject to adjustment as provided in Section 9 of the Plan.

                                   SECTION 9
                       ADJUSTMENTS AND REORGANIZATION

      In the event of any Stock dividend, stock split, combination or exchange of Stock, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Stock or the price of the Stock, such proportionate adjustments, if any, as the Board in its sole discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of shares of Stock that may be issued under the Plan, and each Stock Unit held in the Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.

                                   SECTION 10
                        TERMINATION OR AMENDMENT OF PLAN

      10.1 IN GENERAL. The Board may at any time by resolution terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no deferrals may be credited after the effective date of such termination, but previously credited Stock Units and additional credits which may be made to reflect earnings on such units shall remain outstanding in accordance with the terms and conditions of the Plan.

      10.2 WRITTEN CONSENTS. No amendment may adversely affect the right of any NonEmployee Director to have dividend equivalents credited to a Stock Unit Account or to receive any shares of Stock pursuant to the payout of such accounts, unless such Non-Employee Director consents in writing to such amendment.

      10.3 CORPORATE RESTRUCTURING. If the Company shall merge or consolidate with any other corporation, or reorganize, and following such event the succeeding or continuing corporation is not obligated to, or does not agree to, assume, discharge and continue the obligation of the Company under this Plan, this Plan shall immediately terminate and all amounts accrued hereunder shall be paid to the Non-Employee Directors within 30 days of such termination of the Plan.

                                   SECTION 11
                             GOVERNMENT REGULATIONS

      The obligations of the Company to issue or convey any Stock under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. Subject to the provisions of Section 11 hereof, the Board may make such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

                                   SECTION 12
                                 MISCELLANEOUS

      12.1 UNFUNDED PLAN. The Plan shall at all times be entirely unfunded with respect to the Company's obligation to pay any amounts due. No Non-Employee Director or other person shall have any rights to receive any payment with respect to any Stock Unit Account or other benefit payment under this Plan other than the rights of an unsecured general creditor of the Company to receive the payments the Company has provided herein. The Company shall not be obligated to set aside, earmark or escrow any funds, Stock or other assets to satisfy its obligation hereunder.

      12.2 TRUST. The Company may, but shall not be obligated, to establish a "rabbi trust" with an institutional trustee to accumulate shares of Stock to fund the obligations of the Company pursuant to this Plan. The Trust Agreement, if any, shall be substantially in the form of the model trust agreement set forth in Internal Revenue Procedure 92-64, or any subsequent Internal Revenue Service Revenue Procedure, and shall include provisions required in such model trust agreement that all assets of the trust shall be subject to the creditors of the Company in the event of insolvency. Payment from such rabbi trust of amounts due under the terms of this Plan shall satisfy the obligations of the Company to make such payment. In no event shall any Non-Employee Director be entitled to receive payment of an amount from the Company that he receives from the rabbi trust.

      12.3 ASSIGNMENT; ENCUMBRANCES. The right to have amounts credited to a Stock Unit Account and the right to receive payment with respect to such Stock Unit Account under this Plan are not assignable or transferable and shall not be subject in any manner to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance, or charge and any attempt to anticipate, alienate, transfer, sell, assign, pledge, encumber or charge the same shall be null and void and of no force and effect whatsoever. No interest in any Stock Unit Account or any benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

      12.4 DESIGNATION OF BENEFICIARIES. A Non-Employee Director may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which is made after the Non-Employee Director's death; provided, however, that if at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Director's death shall have died before the payment became due and the Non-Employee Director has failed to provide in such beneficiary designation for any person or persons to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the legal representative of the Non-Employee Director's estate.

      12.5 ADMINISTRATION. The Committee shall have the responsibility and authority to control the operation and administration of the Plan, and may construe the Plan, and its constructions thereof and action thereon in good faith shall be final and conclusive. The Committee shall have full authority, in its sole discretion, to interpret this Plan and determine any and all matters whatsoever relating to the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of such expediency. All actions of the Committee shall be made or result from uniform standards applied in a nondiscriminatory manner with respect to all Non-Employee Directors and beneficiaries. The Committee shall not be liable for any action or determination taken or made in good faith with respect to the Plan.

      12.6 NO CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Company and any Non-Employee Director. Nothing herein contained shall be deemed to give to any Non-Employee Director the right to be retained as a Non-Employee Director of the Company or its Affiliates or to interfere with the right of the stockholders of the Company to discharge any Non-Employee Director at any time, nor shall it be deemed to give the Company the right to require any Non-Employee Director to continue to render services in such capacity, nor shall it interfere with the Non-Employee Director's right to terminate his services as such at any time.

      12.7 GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Missouri without regard to its conflict of law rules, and applicable federal law.

      12.8 RIGHTS AS A STOCKHOLDER. A Non-Employee Director shall have no rights as a stockholder with respect to a Stock Unit until the Non-Employee Director actually becomes a holder of record of shares of Stock distributed with respect thereto.

      12.9 NOTICES. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Non-Employee Director at the address contained in the records of the Company or to the Company at its principal office, as applicable.

      IN WITNESS WHEREOF, Falcon Products, Inc. has adopted the foregoing instrument as of the 16th day of December, 1997.

                                          FALCON PRODUCTS, INC.



                                          By /s/ Franklin A. Jacobs
                                             ----------------------------

                                          Title   Chairman and CEO
                                                -------------------------